Exhibit 99.1

December 17, 2009

Dear Member,

United Wisconsin Grain Producers LLC (UWGP) is a Limited Liability Company (LLC) taxed as a partnership which means it is a “flow-through” entity for federal and state income tax purposes.  The company itself does not pay income tax at the company level, but the income or loss flows through to the individual owners of membership interests in proportion to their ownership interest.  This will be reported to you on a K-1 form which we will mail to you as soon after the end of the year as practical, but not later than February 28, 2010.  The portion of company income or loss reflected on your K-1 form must be reported on your personal individual income tax returns.

We are aware the income or loss reported to you could impact your tax planning and other financial decisions prior to year end and therefore we like to provide an ESTIMATE of company taxable income for the fiscal year ending December 31, 2009.  This ESTIMATE is not a guarantee of future results; it is only our prediction and involves numerous assumptions, risks and uncertainties.  Our actual results may differ materially.  As we mentioned in the most recent newsletter, we have more forward ethanol sales and forward corn purchases in our hedge accounts than we have had at this time of year in the past.  This creates a significant level of uncertainty in our forecast for the 2009 year.  With that said, we estimate you may have approximately $35 per membership unit (full year owners) of taxable income reported to you on your 2009 K-1 from.  To determine the amount of the taxable income from UWGP, you will multiply the number of membership units you own times the above estimate.

Your K-1 will also allocate to you your share of federal and state tax credits, which we estimate will be approximately $50 per unit.

We strongly recommend you consult your tax advisor regarding this tax memo and any implications it may have on your individual tax and financial situation.  Depending on your individual tax situation, which is unique to each member, your net tax credit as a result of your investment in UWPG may be approximately $38 to $45 per unit if you owned the units for the entire year. This is only an estimated range and your individual credit may differ significantly (see reverse side for simplified tax calculations).

The ESTIMATE of taxable income allocation does NOT represent the amount of the cash distribution you can expect.   A determination regarding the amount and the timing of the distribution to our members will be made after our fiscal year end, December 31, 2009.

Sincerely,

Robert Miller

President

This letter to our members contains forward-looking statements that involve future events, our future financial performance, or our expected future operations and actions.  These forward-looking statements are only our predictions based upon current information and involve numerous assumptions, risks and uncertainties.  Our actual results or actions may differ materially from these forward-looking statements for many reasons, including the reasons described in our filings with the Securities and Exchange Commission.  We are not under any duty to update the forward-looking statements contained in this letter.  We cannot guarantee future results, levels of activity, performance or achievements.  We caution you not to put undue reliance on any forward-looking statements, which speak only as of the date of this letter.  We qualify all of our forward-looking statements by these cautionary statements.

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Website: www.uwgp.com · E-mail: mail@uwgp.com

Tax calculations based on taxable income of $35 per unit (does not reflect the impact of reduced standard deduction, lost deductions/credits including the deductibility of state taxes on the federal return and etc. as a result of higher income levels)

		Per unit

Potential tax credit related to UWGP income for member in 15% Federal tax bracket

Federal Tax	15.00%	5.27
State Tax	6.50%	2.28
Sm Ethanol Producer Tax Credit		(52.12)

Total potential tax credit related to UWGP income (15% federal tax bracket)		$(44.57)

Potential tax credit related to UWGP income for member in 25% Federal tax bracket

Federal Tax	25.00%	8.78
State Tax	6.50%	2.28
Sm Ethanol Producer Tax Credit		(52.12)

Total potential tax credit related to UWGP income (25% federal tax bracket)		$(41.06)

Potential tax credit related to UWGP income for member in 28% Federal tax bracket

Federal Tax	28.00%	9.83
State Tax	6.50%	2.28
Sm Ethanol Producer Tax Credit		(52.12)

Total potential tax credit related to UWGP income (28% federal tax bracket)		$(40.00)

Potential tax credit related to UWGP income for member in 33% Federal tax bracket

Federal Tax	33.00%	11.59
State Tax	6.50%	2.28
Sm Ethanol Producer Tax Credit		(52.12)

Total potential tax credit related to UWGP income (33% federal tax bracket)		$(38.25)

Potential tax credit related to UWGP income for member in 35% Federal tax bracket

Federal Tax	35.00%	12.29
State Tax	6.50%	2.28
Sm Ethanol Producer Tax Credit		(52.12)

Total potential tax credit related to UWGP income (35% federal tax bracket)		$(37.55)

Website: www.uwgp.com · E-mail: mail@uwgp.com